Press Release

Excelerate Energy Reports Second Quarter 2024 Results and Raises Full-Year Guidance

The Woodlands, TX, August 7, 2024 – Excelerate Energy, Inc. (NYSE: EE) (the Company or Excelerate) today reported its financial results for the second quarter ended June 30, 2024.

RECENT Highlights

•
Reported Net Income of $33.3 million for the second quarter
•
Reported Adjusted EBITDA of $89.0 million for the second quarter
•
Signed a term sheet with ITECO Joint Stock Company to co-develop a greenfield LNG import terminal in northern Vietnam
•
Declared a quarterly dividend of $0.025 per share, payable on September 5, 2024

CEO Comment

“We are pleased to have delivered another quarter of strong financial and operational results. Excelerate’s performance in the second quarter reflects the strength of our core regasification business and the value of our robust and predictable FSRU and Terminal Services contract portfolio. I want to thank our global team for their hard work and commitment to making Excelerate Energy a leading provider of FSRUs and integrated LNG solutions,” said Steven Kobos, President and Chief Executive Officer of Excelerate.

Kobos continued, “We are also making great progress towards our strategy to grow our company and maximize value for our shareholders. We are investing in new technology to optimize our regasification business, we are scaling our fleet with the addition of our newbuild FSRU Hull 3407, and we are reaching significant milestones in the commercial negotiations for the projects in our prioritized pipeline. Most importantly, we are executing our strategy and delivering on the commitments we outlined to investors earlier this year.”

SECOND Quarter 2024 Financial REsults

	For the three months ended
	June 30,	March 31,	June 30,
(in millions, except per share amounts)	2024	2024	2023
Revenues	$183.3	$200.1	$432.4
Operating Income	$49.9	$45.2	$53.7
Net Income	$33.3	$28.1	$29.6
Adjusted EBITDA (1)	$89.0	$75.4	$88.6
Earnings Per Share (diluted)	$0.26	$0.24	$0.23

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net Income and Adjusted EBITDA for the second quarter of 2024 increased sequentially from last quarter primarily due to the drydocking of the FSRU Summit LNG which was incurred and expensed in the first quarter of 2024.

Net Income and Adjusted EBITDA for the second quarter of 2024 increased from the prior year second quarter primarily due to the impact of various charter rate increases executed during 2023 and increased interest income, partially offset by a decrease in Brazil gas sales as the FSRU Sequoia transitioned to a time charter party agreement in Brazil.

Key Commercial Updates

Vietnam

In June 2024, Excelerate signed a term sheet with ITECO Joint Stock Company (“ITECO”), a Vietnamese-based private development company, to co-develop a greenfield LNG import terminal in Haiphong, Vietnam. The Northern Vietnam LNG Terminal (“NVLT”) is anticipated to have a total import capacity of 1.2 million tonnes per annum ("MTPA"), constructed in two phases. Phase one of NVLT is expected to have a capacity of 0.7 MTPA and is expected to commence operations in 2027. The development of the project is subject to execution of definitive agreements, regulatory approvals, and the satisfaction of other conditions.

Liquidity and capital resources

As of June 30, 2024, Excelerate had $609 million in cash and cash equivalents and the Company had issued $0.1 million in letters of credit under its revolver. All of the $349.9 million of undrawn capacity under the revolver was available for additional borrowings as of June 30, 2024.

On August 1, 2024, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.025 per share of Class A common stock, which will be paid on September 5, 2024, to shareholders of record as of the close of business on August 21, 2024.

2024 Financial Outlook

Excelerate is raising its full year guidance for Adjusted EBITDA. The Company now expects Adjusted EBITDA to range between $320 million and $340 million for the full year 2024. Committed growth capital, which is defined as capital allocated and committed to specific investments for previously approved capital projects, is still expected to range between $70 million and $80 million. Maintenance capex for 2024 is still expected to range between $50 million and $60 million.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, August 8, 2024. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from FSRUs to infrastructure development to LNG supply. Excelerate has offices in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Helsinki, London, Manila, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other nonrecurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2024 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

We use Adjusted Gross Margin, a non-GAAP financial measure, which we define as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure our operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight on profitability and true operating performance excluding the implications of the historical cost basis of our assets. Our computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company's operating performance or liquidity. This measure has limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. The Company's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, Adjusted EBITDA has significant limitations which affect its use as an indicator of its profitability and valuation, and you are cautioned not to place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate Energy, Inc. (“Excelerate,” and together with its subsidiaries “we,” “us,” “our” or the “Company”) and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which we operate or plan to operate, objectives of management for future operations, and our share repurchase program, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10‐K for the year ended December 31, 2023, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed receipt of payment or existing or anticipated project cancellations; the competitive market for liquefied natural gas (“LNG”) regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; our operations outside of the United States are subject to varying degrees of political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our vessels; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations under gas sales agreements and/or LNG sales agreements or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; risks associated with conducting business in foreign countries, including political, legal, and economic risk; the technical complexity of our floating storage and regasification units (“FSRUs”) and LNG import terminals and related operational problems; the risks inherent in operating our FSRUs and other LNG infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; our ability to pay dividends on our Class A common stock; and other risks, uncertainties and factors set forth in any of our filings with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including international wars and conflicts, and world or regional health events, including pandemics and epidemics and governmental and third-party responses thereto, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that the statements provided herein are supported by information obtained in a reasonable manner, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended
	June 30,	March 31,	June 30,
	2024	2024	2023
	(In thousands, except share and per share amounts)
Revenues
FSRU and terminal services	$150,987	$156,994	$125,462
Gas sales	32,346	43,119	306,910
Total revenues	183,333	200,113	432,372
Operating expenses
Cost of revenue and vessel operating expenses (exclusive of items below)	46,579	70,613	48,664
Direct cost of gas sales	31,173	39,879	277,693
Depreciation and amortization	30,400	22,910	30,772
Selling, general and administrative expenses	25,300	21,552	21,563
Total operating expenses	133,452	154,954	378,692
Operating income	49,881	45,159	53,680
Other income (expense)
Interest expense	(12,057)	(12,146)	(13,479)
Interest expense – related party	(3,419)	(3,460)	(3,593)
Earnings from equity method investment	592	531	392
Other income, net	5,707	4,957	2,268
Income before income taxes	40,704	35,041	39,268
Provision for income taxes	(7,427)	(6,901)	(9,712)
Net income	33,277	28,140	29,556
Less net income attributable to non-controlling interest	26,605	21,816	23,588
Net income attributable to shareholders	$6,672	$6,324	$5,968

Net income per common share – basic	$0.27	$0.24	$0.23
Net income per common share – diluted	$0.26	$0.24	$0.23
Weighted average shares outstanding – basic	25,175,057	26,161,691	26,254,167
Weighted average shares outstanding – diluted	25,338,067	26,182,050	26,266,312

Excelerate Energy, Inc.

Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$609,082	$555,853
Current portion of restricted cash	2,650	2,655
Accounts receivable, net	45,774	97,285
Current portion of net investments in sales-type leases	18,805	16,463
Other current assets	27,472	27,356
Total current assets	703,783	699,612
Restricted cash	14,410	13,950
Property and equipment, net	1,654,707	1,649,779
Net investments in sales-type leases	373,201	383,547
Investment in equity method investee	21,680	21,269
Deferred tax assets, net	39,062	42,948
Other assets	60,589	49,274
Total assets	$2,867,432	$2,860,379
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$8,249	$13,761
Accrued liabilities and other liabilities	89,651	89,796
Current portion of deferred revenue	29,500	27,169
Current portion of long-term debt	46,243	42,614
Current portion of long-term debt – related party	8,617	8,336
Current portion of finance lease liabilities	22,761	22,080
Total current liabilities	205,021	203,756
Long-term debt, net	310,183	333,367
Long-term debt, net – related party	166,957	171,693
Finance lease liabilities	179,045	189,807
TRA liability	64,761	67,061
Asset retirement obligations	42,751	41,834
Other long-term liabilities	49,886	43,507
Total liabilities	$1,018,604	$1,051,025
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 26,395,671 shares issued as of June 30, 2024 and 26,284,027 shares issued as of December 31, 2023)	26	26
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of June 30, 2024 and December 31, 2023)	82	82
Additional paid-in capital	468,543	465,551
Retained earnings	51,432	39,754
Accumulated other comprehensive income	1,085	505
Treasury stock (1,344,373 shares as of June 30, 2024 and 20,624 shares as of December 31, 2023)	(22,216)	(472)
Non-controlling interest	1,349,876	1,303,908
Total equity	$1,848,828	$1,809,354
Total liabilities and equity	$2,867,432	$2,860,379

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the six months ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities	(In thousands)
Net income	61,417	$60,295
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	53,310	55,965
Amortization of operating lease right-of-use assets	860	9,674
ARO accretion expense	918	877
Amortization of debt issuance costs	1,715	3,983
Deferred income taxes	2,566	1,980
Share of net earnings in equity method investee	(1,123)	(808)
Long-term incentive compensation expense	3,297	1,431
(Gain)/loss on non-cash items	(44)	1,747
Changes in operating assets and liabilities:
Accounts receivable	51,511	(67,420)
Other current assets and other assets	(10,855)	130,640
Accounts payable and accrued liabilities	(23,995)	(53,520)
Current portion of deferred revenue	2,331	(122,835)
Net investments in sales-type leases	8,004	6,921
Other long-term liabilities	5,128	(4,451)
Net cash provided by operating activities	$155,040	$24,479
Cash flows from investing activities
Purchases of property and equipment	(38,268)	(292,788)
Sales of property and equipment	—	4,101
Net cash used in investing activities	$(38,268)	$(288,687)
Cash flows from financing activities
Repurchase of Class A Common Stock	(20,324)	—
Proceeds from Term Loan Facility	—	250,000
Repayments of long-term debt	(20,627)	(10,925)
Repayments of long-term debt – related party	(4,455)	(4,085)
Payment of debt issuance costs	—	(7,018)
Principal payments under finance lease liabilities	(10,081)	(10,752)
Cash paid for withholding taxes	(253)	—
Dividends paid	(1,278)	(1,313)
Distributions	(6,541)	(6,101)
Minority owner contribution – Albania Power Project	477	657
Net cash provided by (used in) financing activities	$(63,082)	$210,463

Effect of exchange rate on cash, cash equivalents, and restricted cash	(6)	(105)

Net increase (decrease) in cash, cash equivalents and restricted cash	53,684	(53,850)

Cash, cash equivalents and restricted cash
Beginning of period	$572,458	$537,971
End of period	$626,142	$484,121

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of adjusted gross margin to the GAAP financial measures of gross margin for each of the period indicated.

	For the three months ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(In thousands)
FSRU and terminal services revenues	$150,987	$156,994	$125,462
Gas sales revenues	32,346	43,119	306,910
Cost of revenue and vessel operating expenses	(46,579)	(70,613)	(48,664)
Direct cost of gas sales	(31,173)	(39,879)	(277,693)
Depreciation and amortization expense	(30,400)	(22,910)	(30,772)
Gross Margin	$75,181	$66,711	$75,243
Depreciation and amortization expense	30,400	22,910	30,772
Adjusted Gross Margin	$105,581	$89,621	$106,015

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(In thousands)
Net income	$33,277	$28,140	$29,556
Interest expense	15,476	15,606	17,072
Provision for income taxes	7,427	6,901	9,712
Depreciation and amortization expense	30,400	22,910	30,772
Accretion expense	463	455	441
Long-term incentive compensation expense	1,920	1,377	1,074
Adjusted EBITDA	$88,963	$75,389	$88,627

	2024E	2024E
(In millions)	Low Case	High Case
Income before income taxes	$141	$179
Interest expense	65	55
Depreciation and amortization expense	106	96
Long-term incentive compensation expense	6	9
Accretion expense	2	1
Adjusted EBITDA	$320	$340

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.